Exhibit 1.01

Conflict Minerals Report of First Solar, Inc.

For the reporting period from January 1 to December 31, 2015

Introduction

First Solar, Inc., together with its wholly-owned subsidiaries (“First Solar” or the “Company,” “we,” “our” or “us”), has prepared this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and the requirements of Form SD (collectively, the “Rules”).

We are a leading global provider of comprehensive photovoltaic (“PV”) solar energy solutions. We design, manufacture and sell PV solar modules with an advanced thin-film semiconductor technology and also develop, design, construct and sell PV solar power systems that primarily use the modules we manufacture. Additionally, we provide operations and maintenance (“O&M”) services to system owners that use solar modules manufactured by us or by other third-party manufacturers. We have substantial, ongoing research and development efforts focused on module and system level innovations. We are the world’s largest thin-film PV solar module manufacturer and one of the world’s largest PV solar module manufacturers. Our mission is to create enduring value by enabling a world powered by clean, affordable solar energy.

We operate our business in two segments:

1.
Components Segment - Our components segment involves the design, manufacture and sale of solar modules, which convert sunlight into electricity. We primarily manufacture cadmium telluride (“CdTe”) thin-film solar modules (“thin-film solar modules”) and also manufacture high-efficiency crystalline silicon solar modules. Third-party customers of our components segment include integrators and operators of PV solar power systems.

2.
Systems Segment - Our fully integrated systems segment provides complete turn-key PV solar power systems, or solar solutions, that draw upon our capabilities, which include (i) project development, (ii) engineering, procurement, and construction (“EPC”) services and (iii) O&M services. We may provide our full EPC services or any combination of individual products and services within our EPC capabilities depending upon the customer and market opportunity. All of our systems segment products and services are for PV solar power systems, which primarily use our solar modules, and we sell such products and services to utilities, independent power producers, commercial and industrial companies and other system owners. Additionally, within our systems segment, we may own and operate certain of our PV solar power systems for a period of time based on strategic opportunities.

Minerals including tantalum, tin, tungsten and gold (“3TG”) are classified as “conflict minerals” and are necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rules with respect to those necessary conflict minerals. The Rules require us to conduct in good faith a reasonable country of origin inquiry (“RCOI”) into those necessary conflict minerals to determine whether they originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (together, the “covered countries”) or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know or have reason to believe that any of our necessary conflict minerals originated in a covered country and are not from recycled or scrap materials, then we are required to exercise due diligence to determine the source and chain of custody of such conflict minerals.

First Solar Conflict Minerals Policy

To the extent we source minerals from the covered countries, we are dedicated to protecting and respecting human rights by responsibly sourcing such minerals. We have a long-standing commitment to conducting our business in compliance with applicable laws and regulations. First Solar condemns human rights abuses associated with the extraction, transport or trade of minerals. Similarly, First Solar has a no tolerance policy with respect to corruption, money-laundering and bribery. We require all direct suppliers to agree to follow the same principles.

At the same time, First Solar supports sourcing from the covered countries when performed in accordance with accepted international standards, specifically within the guidance from the Organisation for Economic Co-operation and Development (“OECD”).

Suppliers with minerals not found to be DRC conflict free in their sourcing will be given a reasonable amount of time to begin sourcing minerals responsibly and in a manner consistent with the principles of responsible sourcing from conflict-affected areas.

Description of Product Identification and RCOI Processes

We have concluded that, during the 2015 calendar year, we have manufactured and contracted to manufacture products containing certain conflict minerals. As such, we conducted an RCOI process to determine whether any of the conflict minerals originated, or may have originated, in the covered countries and whether such conflict minerals originated from recycled or scrap sources.
We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain conflict minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department including commodity managers, suppliers, senior management and other individuals familiar with the manufacturing and solar plant sourcing and construction processes. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2015 procedures. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. These tier one suppliers were confirmed to have supplied products or components to us that contained conflict minerals between January 1, 2015 and December 31, 2015.

The following conclusions were reached for our business segments:

•
Components Segment - We consider the majority of the parts and components that go into the manufacturing of our thin-film solar modules to be subject to the Rules, and such items are included in our RCOI procedures. Our high-efficiency crystalline silicon solar modules are also considered “products” under the Rules, and certain parts and components for this alternative module technology are addressed in this report.

•
Systems Segment - We consider our Systems Segment to be primarily a service, and not a “product” under the Rules. We do not manufacture the majority of the parts or components used in our balance of system parts and components. For those parts and components that we purchase, we generally do not exert design or material specification influence over such items, nor are the items engineered to our specifications. As such, the majority of our balance of system parts and components used within our Systems Segment are not subject to the Rules. However, there are a limited number of parts and components in our Systems Segment that we have determined to be subject to the Rules, and such items are included in our RCOI procedures. This report also includes “products” manufactured or contracted to be manufactured for our recently acquired skytron operations.

Results

Leveraging the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”), our RCOI consisted of surveying tier one suppliers confirmed to have supplied products or components to us that contain conflict minerals that are used to manufacture our thin-film solar modules or that we contract to manufacture for our balance of system components used in our Systems Segment. This template includes information regarding the smelters, origins of conflict minerals, supplier due diligence programs and whether the materials originate from recycled or scrap sources.

As part of reviewing the completed CMRT surveys, we assessed the responses for reasonableness by comparing to prior year information and reviewing the completeness of current year surveys provided. Incomplete CMRT surveys were rejected back to the suppliers. For non-responsive suppliers, we have internal escalation procedures which escalate to more senior members of our Global Supply Chain Organization depending on certain milestones within our RCOI timeline. For the suppliers that we deemed to be applicable to the Rules, we received a 100% response rate after following our internal procedures.

Our tier one suppliers performed similar RCOI procedures to identify the chain of custody from their suppliers back to the smelter and origin. We relied on the good faith efforts of our tier one suppliers to provide us with reasonable information and representations relating to the smelter and country of origin. The smelter or refiner facilities that were used to process our necessary conflict minerals are contained in Appendix A. See “Smelters and Refiner Facilities” below for more detail regarding the information contained in Appendix A.

We received completed surveys from all suppliers included in the procedures outlined above and came to the following conclusions:

•	Components Segment - 58% of our applicable suppliers support our Components Segment. The applicable results showed that tin is the only conflict mineral of our solar module parts.

•
Systems Segment - 42% of our applicable suppliers support our Systems Segment. The applicable results showed that tin is the primary conflict mineral of our PV solar power systems. Additionally, tungsten, tantalum and gold are contained in our tracker systems, which contain an electrical gateway, controller and other parts that support the functionality to follow the sun’s irradiance throughout the day.

Based on the RCOI conducted for both business segments, we have reason to believe that a portion of our necessary conflict minerals originated or may have originated in the covered countries and have reason to believe that those necessary conflict minerals may not be from recycled or scrap sources. Based on this result, we exercised due diligence to determine the source and chain of custody of such conflict minerals as described below.

Framework Used to Develop Due Diligence Measures

In accordance with the Rules, we undertook due diligence efforts to determine the country, mine or location of origin and facilities used to produce the conflict minerals used in our products. We have designed our due diligence measures to conform in all material respects with the internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) and related supplements for 3TG.

Due Diligence Undertaken to Comply with the OECD Framework

Our due diligence process for 2015 included the following steps:

OECD Step 1: Establish a Company Management System

•	We have adopted and communicated our conflict minerals policy both publicly and to relevant internal and external parties.

•	Our conflict minerals policy is available at www.firstsolar.com/en/about-us/corporate-responsibility/social-impact. Our conflict minerals policy is not incorporated herein by reference.

•	Beginning in September 2013, we adopted conflict minerals compliance language in our new supplier agreements and purchase order terms and conditions.

•
We have an operating cross-functional internal governance team with representatives from our supply chain, legal, sustainability and finance departments to ensure policy statements and control processes are followed.

•	We have an existing records retention process and grievance mechanism for reporting policy violations via our Company hotline.

OECD Step 2: Identify and Assess Risks in Supply Chain

•
We conducted our surveys leveraging the CMRT, which was sent to all suppliers deemed to be subject to the Rules. We used the CMRT to identify smelter or refiner facilities and country of origin of our necessary conflict minerals.

•	We relied on information provided by the CFSI and our suppliers to identify countries of origin for CFSP Compliant (“CFSP”) compliant smelter or refiner processing facilities.

•
We reviewed the responses from the CMRT questionnaires with our supply chain department cross-checking the list of CFSP processing facilities found at www.conflictfreesourcing.org (which website is not incorporated by reference herein).

OECD Step 3: Design and Implement a Strategy to Respond to Risk

•
We reported information on the source and chain of custody of our necessary conflict minerals to our conflict minerals steering committee, executive management and the Audit Committee of our Board of Directors on a periodic basis.

•
As part of our internal conflict minerals policy, we have a conflict minerals risk mitigation plan that defines supplier-risk management strategies, including a) continued procurement, b) assistance in identifying alternate sources of supply and c) disengagement, the severity of which is at the discretion of our conflict minerals steering committee and executive management.

OECD Step 4: Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•
As we do not source directly from smelter or refiner processing facilities, we rely on the CFSP to oversee and coordinate third-party audits of these facilities. The CFSP audit protocols and procedures were designed by the CFSI. These audit protocols and procedures require the smelters or refiners to engage specially trained third-party auditors to independently verify that these smelters and refiners can be deemed conflict-free.

•	We rely on the publicly-available audit results of the CFSP third-party audits to validate the sourcing practices of processing facilities in our supply chain.

OECD Step 5: Report Annually on Supply Chain Due Diligence

•
We file a Form SD and Conflict Minerals Report with the SEC on an annual basis, as necessary. Our Form SD and Conflict Minerals Report are also available on our website at http://investor.firstsolar.com/sec.cfm.

Smelter and Refiner Facilities

In connection with our reasonable country of origin inquiry and due diligence efforts, our suppliers provided us with the facilities listed in Appendix A as potentially having processed the necessary conflict minerals used in our products during 2015.

•	323 smelters and refiners were identified by the suppliers (Gold 130, Tin 93, Tungsten 51 and Tantalum 49).

•	216 or 67% of the smelters and refiners, were listed as CFSP Compliant.

•	50 or 15% of the smelters and refiners, were listed as Active Smelters and Refiners.

Though we request that our tier one suppliers provide responses at the product-level, some of such suppliers provided responses at the company-level, meaning that they reported the smelter and refiner information contained for all of their products, not just for the products sold to us. As such, our list of processing facilities disclosed in Appendix A contains more facilities than those that actually process or refine the conflict minerals contained in our products.

Due Diligence Efforts to Identify Country, Location and Mine of Origin of Conflict Minerals in Products

After obtaining Conflict Minerals Supplier Forms and related documentation through our RCOI and due diligence processes as described above, we compared the smelters/refiners used by relevant suppliers against the list of smelters/refiners leveraging the audit results from the CFSP (www.conflictfreesourcing.org) (which website is not incorporated by reference herein) as well as responses in the CMRT to gather the country, location and mine of origin information. In addition, for smelters not certified under the CFSP (“Known”), we obtained written representations regarding the chain of custody and origin of such minerals smelted in order to identify the mine or location of origin with the greatest amount of specificity possible.

First Solar has endeavored to determine the mine or location of origin of the necessary Conflict Minerals contained in our products through our CMRT responses. Where a smelter or refiner has been identified, we have reviewed public information, to the extent available, in an attempt to determine the mine or location of origin. Some of our suppliers reported location of origin within their CMRT responses. The majority of our smelters reported to be sourcing from L1 countries or from recycled or scrap sources.

The countries of origin of the Conflict minerals processed by the CFSP Compliant and Active smelters or refiners identified to us by our suppliers may have included the countries identified below:

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from these regions of Conflict Minerals:

•
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing Conflict Minerals:

•	Kenya, Mozambique and South Africa.

DRC - The smelter is sourcing from the Democratic Republic of the Congo.

Some of the Conflict Minerals processed by our CFSP Compliant and Active smelters or refiners may have originated in whole or in part from recycled or scrap sources.

Continuous Improvement Efforts to Mitigate Risk

We intend to advance the effectiveness of our due diligence efforts, further enhance our compliance processes and mitigate any risk that the necessary conflict materials used in our products may benefit armed groups by taking the following steps:

1.	Engage further with direct suppliers and processing facilities to:

•	Improve the quality of processing facility data provided by our direct suppliers via the CMRT, including country of origin and mine or location of origin and

•	Encourage non-CFSP validated processing facilities to become validated either through the CFSP or a CFSP-recognized third-party audit program.

2.
Continue to require conflict minerals compliance language in our supplier agreements and refine our internal operating procedures to continue to move towards a “DRC conflict free” supply chain across all business segments.

3.	Continue to monitor and track the RCOI and due diligence progress of our non-CFS suppliers, including the usage of smelters and refiners which have been certified by the CFS.

4.	Require periodic supplier re-certifications to confirm that their previously reported sourcing information has not changed.

Appendix A

Table of Our Conflict Minerals Processing Facilities *
(As of April 29, 2016)

Covered Products
Conflict Mineral	Smelter or Refiner Name	Smelter Location	CFSP Status	Systems Segment	Components Segment
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CFSP Compliant	X
Tantalum	Conghua Tantalum and Niobium Smeltry	China	CFSP Compliant	X
Tantalum	Duoluoshan	China	CFSP Compliant	X
Tantalum	Exotech Inc.	United States	CFSP Compliant	X
Tantalum	F&X Electro-Materials Ltd.	China	CFSP Compliant	X
Tantalum	Global Advanced Metals Aizu	Japan	CFSP Compliant	X
Tantalum	Global Advanced Metals Boyertown	United States	CFSP Compliant	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CFSP Compliant	X
Tantalum	H.C. Starck Co., Ltd.	Thailand	CFSP Compliant	X
Tantalum	H.C. Starck GmbH Goslar	Germany	CFSP Compliant	X
Tantalum	H.C. Starck GmbH Laufenburg	Germany	CFSP Compliant	X
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CFSP Compliant	X
Tantalum	H.C. Starck Inc.	United States	CFSP Compliant	X
Tantalum	H.C. Starck Ltd.	Japan	CFSP Compliant	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Compliant	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CFSP Compliant	X
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	CFSP Compliant	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CFSP Compliant	X
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CFSP Compliant	X
Tantalum	KEMET Blue Metals	Mexico	CFSP Compliant	X
Tantalum	KEMET Blue Powder	United States	CFSP Compliant	X
Tantalum	King-Tan Tantalum Industry Ltd.	China	CFSP Compliant	X
Tantalum	LSM Brasil S.A.	Brazil	CFSP Compliant	X
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CFSP Compliant	X
Tantalum	Mineração Taboca S.A.	Brazil	CFSP Compliant	X
Tantalum	Mitsui Mining & Smelting	Japan	CFSP Compliant	X
Tantalum	Molycorp Silmet A.S.	Estonia	CFSP Compliant	X

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CFSP Compliant	X
Tantalum	Plansee SE Liezen	Austria	CFSP Compliant	X
Tantalum	Plansee SE Reutte	Austria	CFSP Compliant	X
Tantalum	QuantumClean	United States	CFSP Compliant	X
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	CFSP Compliant	X
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CFSP Compliant	X
Tantalum	Taki Chemicals	Japan	CFSP Compliant	X
Tantalum	Telex Metals	United States	CFSP Compliant	X
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CFSP Compliant	X
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CFSP Compliant	X
Tantalum	Zhuzhou Cemented Carbide	China	CFSP Compliant	X
Tantalum	Avon Specialty Metals Ltd	United Kingdom	Known	X
Tantalum	D Block Metals, LLC	United States	CFSP Compliant	X
Tantalum	E.S.R. Electronics	United States	Active Smelters & Refiners	X
Tantalum	FIR Metals & Resource Ltd.	China	CFSP Compliant	X
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	Known	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CFSP Compliant	X
Tantalum	Jiangxi Tuohong New Raw Material	China	CFSP Compliant	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CFSP Compliant	X
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	CFSP Compliant	X
Tantalum	Tranzact, Inc.	United States	CFSP Compliant	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CFSP Compliant	X
Tin	Alpha	United States	CFSP Compliant	X	X
Tin	China Tin Group Co., Ltd.	China	CFSP Compliant	X	X
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	CFSP Compliant	X	X
Tin	CV Gita Pesona	Indonesia	CFSP Compliant	X
Tin	CV Serumpun Sebalai	Indonesia	CFSP Compliant	X	X
Tin	CV United Smelting	Indonesia	CFSP Compliant	X	X
Tin	Dowa	Japan	CFSP Compliant	X	X
Tin	EM Vinto	Bolivia	CFSP Compliant	X	X
Tin	Feinhütte Halsbrücke GmbH	Germany	Known	X

Tin	Fenix Metals	Poland	CFSP Compliant	X	X
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active Smelters & Refiners	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CFSP Compliant	X	X
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CFSP Compliant	X	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CFSP Compliant	X	X
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CFSP Compliant	X	X
Tin	Melt Metais e Ligas S.A.	Brazil	CFSP Compliant	X
Tin	Metallo-Chimique N.V.	Belgium	CFSP Compliant	X	X
Tin	Mineração Taboca S.A.	Brazil	CFSP Compliant	X	X
Tin	Minsur	Peru	CFSP Compliant	X	X
Tin	Mitsubishi Materials Corporation	Japan	CFSP Compliant	X	X
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CFSP Compliant	X
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CFSP Compliant	X	X
Tin	OJSC Novosibirsk Refinery	Russian Federation	CFSP Compliant	X
Tin	Operaciones Metalurgical S.A.	Bolivia	CFSP Compliant	X	X
Tin	PT Aries Kencana Sejahtera	Indonesia	CFSP Compliant	X	X
Tin	PT Artha Cipta Langgeng	Indonesia	CFSP Compliant	X	X
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CFSP Compliant	X	X
Tin	PT Babel Inti Perkasa	Indonesia	CFSP Compliant	X	X
Tin	PT Bangka Tin Industry	Indonesia	CFSP Compliant	X	X
Tin	PT Belitung Industri Sejahtera	Indonesia	CFSP Compliant	X	X
Tin	PT BilliTin Makmur Lestari	Indonesia	CFSP Compliant	X	X
Tin	PT Bukit Timah	Indonesia	CFSP Compliant	X	X
Tin	PT DS Jaya Abadi	Indonesia	CFSP Compliant	X	X
Tin	PT Eunindo Usaha Mandiri	Indonesia	CFSP Compliant	X	X
Tin	PT Inti Stania Prima	Indonesia	CFSP Compliant	X	X
Tin	PT Justindo	Indonesia	CFSP Compliant	X	X
Tin	PT Karimun Mining	Indonesia	Active Smelters & Refiners	X	X
Tin	PT Mitra Stania Prima	Indonesia	CFSP Compliant	X	X
Tin	PT Prima Timah Utama	Indonesia	CFSP Compliant	X	X
Tin	PT Refined Bangka Tin	Indonesia	CFSP Compliant	X	X

Tin	PT Sariwiguna Binasentosa	Indonesia	CFSP Compliant	X	X
Tin	PT Stanindo Inti Perkasa	Indonesia	CFSP Compliant	X	X
Tin	PT Sumber Jaya Indah	Indonesia	CFSP Compliant	X
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CFSP Compliant	X	X
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CFSP Compliant	X	X
Tin	PT Tinindo Inter Nusa	Indonesia	CFSP Compliant	X	X
Tin	Rui Da Hung	Taiwan	CFSP Compliant	X	X
Tin	Soft Metais Ltda.	Brazil	CFSP Compliant	X	X
Tin	Thaisarco	Thailand	CFSP Compliant	X	X
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CFSP Compliant	X	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active Smelters & Refiners	X	X
Tin	Yunnan Tin Company Limited	China	CFSP Compliant	X	X
Tin	Elmet S.L.U.	Spain	CFSP Compliant	X	X
Tin	PT Panca Mega Persada	Indonesia	CFSP Compliant	X	X
Tin	PT Wahana Perkit Jaya	Indonesia	CFSP Compliant	X	X
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Known	X	X
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Known	X	X
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Known	X	X
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Known	X
Tin	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Known	X
Tin	PT Alam Lestari Kencana	Indonesia	Known	X
Tin	PT Bangka Kudai Tin	Indonesia	Known	X
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Known	X
Tin	PT Fang Di MulTindo	Indonesia	Known	X
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	Known	X
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	Known	X	X
Tin	Estanho de Rondônia S.A.	Brazil	Known	X
Tin	Metahub Industries Sdn. Bhd.	Malaysia	Known	X
Tin	Resind Indústria e Comércio Ltda.	Brazil	CFSP Compliant	X
Tin	An Thai Minerals Co., Ltd.	Vietnam	Active Smelters & Refiners	X
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Active Smelters & Refiners	X

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Active Smelters & Refiners	X
Tin	CV Ayi Jaya	Indonesia	CFSP Compliant	X
Tin	CV Dua Sekawan	Indonesia	Active Smelters & Refiners	X
Tin	CV Tiga Sekawan	Indonesia	Active Smelters & Refiners	X
Tin	CV Venus Inti Perkasa	Indonesia	CFSP Compliant	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active Smelters & Refiners	X
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Active Smelters & Refiners	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active Smelters & Refiners	X
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Active Smelters & Refiners	X
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Active Smelters & Refiners	X
Tin	Metallic Resources, Inc.	United States	CFSP Compliant	X
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Active Smelters & Refiners	X
Tin	Phoenix Metal Ltd.	Rwanda	Active Smelters & Refiners	X
Tin	PT Bangka Prima Tin	Indonesia	CFSP Compliant	X
Tin	PT Cipta Persada Mulia	Indonesia	CFSP Compliant	X
Tin	PT Kijang Jaya Mandiri	Indonesia	Active Smelters & Refiners	X
Tin	PT Seirama Tin Investment	Indonesia	Known	X
Tin	PT Sukses Inti Makmur	Indonesia	CFSP Compliant	X
Tin	PT Tirus Putra Mandiri	Indonesia	Known	X
Tin	PT Tommy Utama	Indonesia	CFSP Compliant	X
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Active Smelters & Refiners	X
Tin	VQB Mineral and Trading Group JSC	Vietnam	CFSP Compliant	X
Gold	Advanced Chemical Company	United States	Active Smelters & Refiners	X
Gold	Aida Chemical Industries Co., Ltd.	Japan	CFSP Compliant	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CFSP Compliant	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Active Smelters & Refiners	X
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CFSP Compliant	X
Gold	Argor-Heraeus S.A.	Switzerland	CFSP Compliant	X
Gold	Asahi Pretec Corp.	Japan	CFSP Compliant	X
Gold	Asahi Refining Canada Ltd.	Canada	CFSP Compliant	X
Gold	Asahi Refining USA Inc.	United States	CFSP Compliant	X

Gold	Asaka Riken Co., Ltd.	Japan	CFSP Compliant	X
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Known	X
Gold	Aurubis AG	Germany	CFSP Compliant	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CFSP Compliant	X
Gold	Boliden AB	Sweden	CFSP Compliant	X
Gold	C. Hafner GmbH + Co. KG	Germany	CFSP Compliant	X
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CFSP Compliant	X
Gold	Cendres + Métaux S.A.	Switzerland	Active Smelters & Refiners	X
Gold	Chimet S.p.A.	Italy	CFSP Compliant	X
Gold	Daejin Indus Co., Ltd.	Republic Of Korea	Active Smelters & Refiners	X
Gold	DODUCO GmbH	Germany	CFSP Compliant	X
Gold	Dowa	Japan	CFSP Compliant	X
Gold	DSC (Do Sung Corporation)	Republic Of Korea	Active Smelters & Refiners	X
Gold	Eco-System Recycling Co., Ltd.	Japan	CFSP Compliant	X
Gold	Elemetal Refining, LLC	United States	CFSP Compliant	X
Gold	Heimerle + Meule GmbH	Germany	CFSP Compliant	X
Gold	Heraeus Ltd. Hong Kong	China	CFSP Compliant	X
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CFSP Compliant	X
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Known	X
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CFSP Compliant	X
Gold	Istanbul Gold Refinery	Turkey	CFSP Compliant	X
Gold	Japan Mint	Japan	CFSP Compliant	X
Gold	Jiangxi Copper Co., Ltd.	China	CFSP Compliant	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CFSP Compliant	X
Gold	JSC Uralelectromed	Russian Federation	CFSP Compliant	X
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CFSP Compliant	X
Gold	Kazzinc	Kazakhstan	CFSP Compliant	X
Gold	Kennecott Utah Copper LLC	United States	CFSP Compliant	X
Gold	Kojima Chemicals Co., Ltd.	Japan	CFSP Compliant	X
Gold	LS-NIKKO Copper Inc.	Republic Of Korea	CFSP Compliant	X
Gold	Materion	United States	CFSP Compliant	X

Gold	Matsuda Sangyo Co., Ltd.	Japan	CFSP Compliant	X
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CFSP Compliant	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CFSP Compliant	X
Gold	Metalor Technologies (Suzhou) Ltd.	China	Active Smelters & Refiners	X
Gold	Metalor Technologies S.A.	Switzerland	CFSP Compliant	X
Gold	Metalor USA Refining Corporation	United States	CFSP Compliant	X
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	CFSP Compliant	X
Gold	Mitsubishi Materials Corporation	Japan	CFSP Compliant	X
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Compliant	X
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CFSP Compliant	X
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CFSP Compliant	X
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active Smelters & Refiners	X
Gold	Nihon Material Co., Ltd.	Japan	CFSP Compliant	X
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CFSP Compliant	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CFSP Compliant	X
Gold	OJSC Novosibirsk Refinery	Russian Federation	CFSP Compliant	X
Gold	PAMP S.A.	Switzerland	CFSP Compliant	X
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CFSP Compliant	X
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CFSP Compliant	X
Gold	PX Précinox S.A.	Switzerland	CFSP Compliant	X
Gold	Rand Refinery (Pty) Ltd.	South Africa	CFSP Compliant	X
Gold	Royal Canadian Mint	Canada	CFSP Compliant	X
Gold	Samduck Precious Metals	Republic Of Korea	Active Smelters & Refiners	X
Gold	Schone Edelmetaal B.V.	Netherlands	CFSP Compliant	X
Gold	SEMPSA Joyería Platería S.A.	Spain	CFSP Compliant	X
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CFSP Compliant	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CFSP Compliant	X
Gold	Solar Applied Materials Technology Corp.	Taiwan	CFSP Compliant	X
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CFSP Compliant	X
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CFSP Compliant	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CFSP Compliant	X

Gold	Tokuriki Honten Co., Ltd.	Japan	CFSP Compliant	X
Gold	Torecom	Republic Of Korea	Active Smelters & Refiners	X
Gold	Umicore Brasil Ltda.	Brazil	CFSP Compliant	X
Gold	Umicore Precious Metals Thailand	Thailand	CFSP Compliant	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CFSP Compliant	X
Gold	United Precious Metal Refining, Inc.	United States	CFSP Compliant	X
Gold	Valcambi S.A.	Switzerland	CFSP Compliant	X
Gold	Western Australian Mint trading as The Perth Mint	Australia	CFSP Compliant	X
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	CFSP Compliant	X
Gold	Yokohama Metal Co., Ltd.	Japan	CFSP Compliant	X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CFSP Compliant	X
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	CFSP Compliant	X
Gold	Chugai Mining	Japan	Known	X
Gold	Caridad	Mexico	Known	X
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Known	X
Gold	L' azurde Company For Jewelry	Saudi Arabia	Known	X
Gold	OJSC Kolyma Refinery	Russian Federation	Known	X
Gold	Sabin Metal Corp.	United States	Known	X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Known	X
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Known	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Known	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Known	X
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Known	X
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Known	X
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Known	X
Gold	Bauer Walser AG	Germany	Known	X
Gold	Yunnan Copper Industry Co., Ltd.	China	Known	X
Gold	Guangdong Jinding Gold Limited	China	Known	X
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Known	X
Gold	Hwasung CJ Co., Ltd.	Republic Of Korea	Known	X
Gold	Korea Metal Co., Ltd.	Republic Of Korea	Known	X

Gold	Lingbao Gold Company Limited	China	Known	X
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Known	X
Gold	SAMWON Metals Corp.	Republic Of Korea	Known	X
Gold	So Accurate Group, Inc.	United States	Known	X
Gold	Aktyubinsk Copper Company TOO	Kazakhstan	Known	X
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Known	X
Gold	Emirates Gold DMCC	United Arab Emirates	CFSP Compliant	X
Gold	Faggi Enrico S.p.A.	Italy	Active Smelters & Refiners	X
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Known	X
Gold	Geib Refining Corporation	United States	Active Smelters & Refiners	X
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Known	X
Gold	Kaloti Precious Metals	United Arab Emirates	Known	X
Gold	Kazakhmys Smelting LLC	Kazakhstan	Known	X
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active Smelters & Refiners	X
Gold	Metahub Industries Sdn. Bhd.	Malaysia	Known	X
Gold	MMTC-PAMP India Pvt., Ltd.	India	CFSP Compliant	X
Gold	Morris and Watson	New Zealand	Known	X
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CFSP Compliant	X
Gold	Republic Metals Corporation	United States	CFSP Compliant	X
Gold	SAAMP	France	Known	X
Gold	SAXONIA Edelmetalle GmbH	Germany	Active Smelters & Refiners	X
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Known	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CFSP Compliant	X
Gold	Singway Technology Co., Ltd.	Taiwan	CFSP Compliant	X
Gold	T.C.A S.p.A	Italy	CFSP Compliant	X
Gold	Tony Goetz NV	Belgium	Known	X
Gold	WIELAND Edelmetalle GmbH	Germany	Active Smelters & Refiners	X
Gold	Korea Zinc Co., Ltd.	Republic Of Korea	Active Smelters & Refiners	X
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CFSP Compliant	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CFSP Compliant	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CFSP Compliant	X

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CFSP Compliant	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CFSP Compliant	X
Tungsten	Global Tungsten & Powders Corp.	United States	CFSP Compliant	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	H.C. Starck GmbH	Germany	CFSP Compliant	X
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	CFSP Compliant	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CFSP Compliant	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CFSP Compliant	X
Tungsten	Japan New Metals Co., Ltd.	Japan	CFSP Compliant	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Kennametal Fallon	United States	Active Smelters & Refiners	X
Tungsten	Kennametal Huntsville	United States	CFSP Compliant	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	CFSP Compliant	X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CFSP Compliant	X
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	CFSP Compliant	X
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CFSP Compliant	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CFSP Compliant	X
Tungsten	Xiamen Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Zhuzhou Cemented Carbide	China	CFSP Compliant	X
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Known	X
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	Known	X

Tungsten	ACL Metais Eireli	Brazil	Active Smelters & Refiners	X
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CFSP Compliant	X
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Active Smelters & Refiners	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	CFSP Compliant	X
Tungsten	Hydrometallurg, JSC	Russian Federation	CFSP Compliant	X
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Active Smelters & Refiners	X
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CFSP Compliant	X
Tungsten	Moliren Ltd	Russian Federation	Active Smelters & Refiners	X
Tungsten	Niagara Refining LLC	United States	CFSP Compliant	X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Active Smelters & Refiners	X
Tungsten	Pobedit, JSC	Russian Federation	Active Smelters & Refiners	X
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	Known	X
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Active Smelters & Refiners	X
Tungsten	Woltech Korea Co., Ltd.	Republic Of Korea	Active Smelters & Refiners	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Active Smelters & Refiners	X

*We note the following in connection with the table above:

a.
Active Smelters and Refiners have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs. Smelters or refiners are identified as Active in the CFSP once they submit a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts, which are the first steps of the audit process. Smelters or refiners on the active list are at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase.

b.
Though we request that our tier one suppliers provide responses at the product-level, some of those suppliers provided responses at the company-level, meaning that they reported the smelter and refiner information for all of their products, not just for those products sold to us. As such, our list of processing facilities disclosed in this appendix contains more facilities than those that actually process or refine the conflict minerals contained in our products.

c.
Known and Refiners (“Known”) include those reported entities that were listed on the Smelter Reference List tab of the CMRT because those are the only reported entities that we were able to determine were smelters or refiners.